1,200,000 SHARES

                                HLM DESIGN, INC.

                          AGREEMENT AMONG UNDERWRITERS





May ___, 1998


Berthel Fisher & Company Financial Services, Inc.
100 Second Street S.E.
Cedar Raids, Iowa 52401

AS REPRESENTATIVE

Ladies and Gentlemen:

         We wish to confirm as follows the agreement among you, the undersigned and the other Underwriters named in Schedule I to the Underwriting Agreement, as it is to be executed (all such parties being herein called the "Underwriters"), with respect to the purchase by the Underwriters severally from the HLM Design, Inc., (the "Company") of the respective numbers of Shares (hereinafter the "Shares") set forth in Schedule I to the Underwriting Agreement. The number of Shares to be purchased by each Underwriter from the Company shall be determined in accordance with Section 3 of the Underwriting Agreement. It is understood that changes may be made in those who are to be Underwriters and in the respective numbers of Shares to be purchased by them, but that the number of Shares to be purchased by us as set forth in the Underwriting Agreement will not be changed without our consent except as provided herein and in the Underwriting Agreement. The obligations of the Underwriters to purchase the number of Shares set opposite their respective names in Schedule I to the Underwriting Agreement, as they may be increased by Section 3.01.01 of the Underwriting Agreement, are herein called their "underwriting obligations." The number of Shares set opposite our name in said Schedule I, as such number may be increased under said
Section 3.01.01, are herein called "our Shares." For purposes of this Agreement the following definitions shall be applicable:


                  (a) "Managers' Concession" shall be the compensation of not less than forty percent (40%) of the underwriting discount to members of the Underwriting

         Group for acting as Managers.

                    The Managers' Concession shall include the right to all warrants to be issued pursuant to the Underwriting Agreement.


                  (b) "Underwriting Group Concession" shall mean compensation to members of the Underwriting Group for assuming the underwriting risk and shall be not less than fifty percent (50%) of the underwriting discount on the Shares for which each Underwriter is obligated hereunder.


                  (c) "Underwriting Fee" shall mean additional compensation to members of the Underwriting Group for assuming the underwriting risk and shall be not less than ten percent (10%) of the underwriting discount.


                  (d) "Dealer's Concession" shall mean compensation to Dealers who are members of the Selling Group and shall, as to Dealers who have executed an agreement with you, be not less than fifty percent (50%) of the underwriting discount.

                  (e) "Dealer's Reallowance Concession" shall mean the compensation allowed Dealers by Underwriters other than the Manager and shall be one-half of the Dealer's Concession.

                  (f) It is contemplated that the underwriting discount will be ten percent (10%) of the offering price. You in your absolute discretion shall determine, within the foregoing limitations, the precise allocation of the underwriting discount.


         1. Authority and Compensation of Representative. We hereby authorize you as our Representative and on our behalf, (a) to enter into an agreement with the Company substantially in the form attached hereto as Exhibit A (the "Underwriting Agreement"), but with such changes therein as in your judgment are not materially adverse to the Underwriters, (b) to exercise all the authority and discretion vested in the Underwriters and in you by the provisions of the Underwriting Agreement, and (c) to take all such action as you in your discretion may deem necessary or advisable in order to carry out the provisions of the Underwriting Agreement and this Agreement and the sale and distribution of the Shares, provided that the time within which the Registration Statement is required to become effective pursuant to the Underwriting Agreement will not be extended more than 48 hours without the approval of a majority in interest of the Underwriters (including yourselves). We authorize you, in executing the Underwriting Agreement on our behalf, to set forth in Schedule I of the Underwriting Agreement as our commitment to purchase the number of Shares (which shall not be substantially in excess of the number of shares included in your invitation to participate unless we have agreed otherwise) included in a wire, telex, or similar means of communication transmitted by you to us at least 24 hours prior to the commencement of the offering as our finalized underwriting obligation.



         2. Public Offering. A public offering of the Shares is to be made, as herein provided, as soon after the Registration Statement relating thereto shall become effective as in your judgment is advisable. The Shares shall be initially offered to the public at the public offering price of $_______* per share as determined by you and the Company. You will advise us by telegraph or telephone when the Shares shall be released for offering and shall advise us at or prior to that time of the allocation of the underwriting discount. We authorize you as Representative of the Underwriters, after the initial public offering, to vary the public offering price, in your sole discretion, by reason of changes in general market conditions or otherwise. The public offering price of the Shares at the time in effect is herein called the "Offering Price."


         We hereby agree to deliver all preliminary and final prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934 and Section 5(b) of the Securities Act. You have heretofore delivered to us such preliminary prospectuses as have been requested by us, receipt of which is hereby acknowledged, and will deliver such final Prospectuses as will be requested by us.

         3. Offering to Dealers and Group Sales. We authorize you to reserve for offering and sale, and on our behalf to sell, to institutions or other retail purchasers (such sales being herein called "Group Sales") and to dealers selected by you (such dealers being herein called "Dealers") all or any part of our Shares as you may determine. Such sales of Shares, if any, shall be made (i) in the case of Group Sales, at the Offering Price, and (ii) in the case of sales to Dealers, at the Offering Price less the Dealer's Concession.


         Any Group Sales shall be as nearly as practicable in proportion to the underwriting obligations of the respective Underwriters. Any sales to Dealers made for our account shall be as nearly as practicable in the ratio that the Shares reserved for our account for offering to Dealers bears to the aggregate of all Shares of all Underwriters including you so reserved. The over-allotment option provided for in Section 3.01 to the extent exercised shall be exercised by you as a Representative of the Underwriters, and shall be exercised only for the purpose of making Group Sales or sales to Dealers by you. Such sales for our account of the over-allotment option shall as nearly as practicable be in proportion to the underwriting obligations of the respective Underwriters.


                                       3-

         You agree to notify us not less than 24 hours prior to the commencement of the public offering as to the number of Shares, if any, which we may retain for direct sale. Prior to the termination of this Agreement, you may reserve for offering and sale as hereinbefore provided any Shares remaining unsold theretofore retained by us and we may, with your consent, retain any Shares remaining unsold theretofore reserved by you.

         Sales to Dealers shall be made under a Selected Dealers Agreement, attached hereto as Exhibit B, attached hereto and by this reference incorporated herein. We authorize you to determine the form and manner of any communications with Dealers, and to make such changes in the Selected Dealers Agreement as you may deem appropriate. In the event that there shall be any such agreements with Dealers, you are authorized to act as managers thereunder and we agree, in such event, to be governed by the terms and conditions of such agreements. Each Underwriter agrees that it will not offer any of the Shares for sale at a price below the Offering Price or allow any concession therefrom except as herein otherwise provided. We as to our Shares may enter into agreements with dealers, but any Reallowance Concession shall not exceed half of the Dealer's Concession.

         It is understood that any person to whom an offer may be made as hereinbefore provided shall be a member of the National Association of Securities Dealers, Inc. or dealers or institutions with their principal place of business located outside of the United States, its territories or possessions and not registered under the Securities Exchange Act of 1934 who agree to make no sales within the United States, its territories or possessions or to persons who are nationals thereof or residents therein and, in making sales, to comply with the NASD's interpretations with respect to free-riding and withholding.

         We authorize you to determine the form and manner of any public advertisement of the Shares.

         Nothing in this Agreement contained shall be deemed to restrict our right, subject to the provisions of this Section 3, to offer our Shares prior to the effective date of the Registration Statement, provided that any such offer shall be made in compliance with any applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder and of any applicable state securities laws.

         4. Repurchases in the Open Market. Any Shares sold by us (otherwise than through you) which, prior to the termination of this Section or such earlier date as you may determine, shall be contracted for or purchased in the open market by you on behalf of any Underwriter or Underwriters, shall be repurchased by us on demand at a price equal to the cost of such purchase plus commissions and taxes on redelivery. Any Shares delivered on such repurchase need not be the identical Shares originally sold by us. In lieu of delivery of such Shares to us, you may (i) sell such Shares in any manner for our account and charge us with the amount of any loss or expense or credit us with the amount of any profit, less any expense, resulting from such sale, or
(ii) charge our account with an amount not in excess of the concession to Dealers on such Shares.


         5. Delivery and Payment. We agree to deliver to you at or before :00 a.m., Cedar Rapids Time, on the Closing Date referred to in the Underwriting Agreement, of Berthel Fisher & Company Financial Services, Inc. for the offering price of the Shares less Dealer's Concession of the Shares that we retained for direct sale by us, the proceeds of which shall be delivered by you, in the manner provided in the Underwriting Agreement, to or for the account of the Company against delivery of certificates for such Shares to you for our account. You are authorized to accept such delivery and to give receipts therefor. You may advance funds for Shares which have been sold or reserved for sale to retail purchasers or Dealers for our account. If we fail (whether or not such failure shall constitute a default hereunder) to deliver to you, or you fail to receive, our and/or payment for sales made by you for our account for the Shares which we have agreed to purchase, you, individually and not as Representative of the Underwriters, are authorized (but shall not be obligated) to make payment, in the manner provided in the Underwriting Agreement, to or for the account of the Company for such Shares for our account, but any such payment by you shall not relieve us of any of our obligations under the Underwriting Agreement or under this Agreement and we agree to repay you on demand the amount so advanced for our account.


         We also agree on demand to take up and pay for or to deliver to you funds sufficient to pay for at cost any Shares and other shares of common stock of the Company purchased by you for our account pursuant to the provisions of
Section 9 hereof, and to deliver to you on demand any Shares sold or over-allotted by you for our account pursuant to any provision of this Agreement.

         We authorize you to deliver our Shares, and any other shares purchased by you for our account pursuant to the provisions of Section 9 hereof, against sales made by you for our account pursuant to any provision of this Agreement.

         Upon receipt by you of payment for the Shares sold by us and/or through you for our account, you will remit to us promptly an amount equal to the Underwriter's Concession on such Shares. You agree to cause to be delivered to us, as soon as practicable after the Closing Date referred to in the Underwriting Agreement, such part of our Shares purchased on such Closing Date as shall not have been sold or reserved for sale by you for our account.

         In case any Shares reserved for sale in Group Sales or to Dealers shall not be purchased and paid for in due course as contemplated hereby, we agree to accept delivery when tendered by you of any Shares so reserved for our account and not so purchased and pay you the offering price less the Dealer's and Underwriter's Concessions.


         6. Authority to Borrow. We authorize you to advance your funds for our account (charging current interest rates) and to arrange loans for our account for the purpose of carrying out this Agreement, and in connection therewith to execute and deliver any notes or other instruments and to hold or pledge as security therefor all or any part of our Shares or any other shares of common stock of the Company purchased hereunder for our account. Any lending bank is hereby authorized to accept your instructions as Representative in all matters relating to such loans. Any part of our Shares or of such other common stock held by you may be delivered to us for carrying purposes and, if so delivered, will be redelivered to you upon demand.

         7. Allocation of Expense and Liability. We authorize you to charge our account with and we agree to pay (a) all transfer taxes on sales made by you for our account, except as herein otherwise provided, and (b) our proportionate share (based on our underwriting obligations) of all expenses in excess of those reimbursed by the Company incurred by you in connection with the purchase, carrying and distribution, or proposed purchase and distribution, of the Shares and all other expenses arising under the terms of the Underwriting Agreement or this Agreement. Your determination of all such expenses and your allocation thereof shall be final and conclusive. Funds for our account at any time in your hands as our Representative may be held in your general funds without accountability for interest. As soon as practicable after the termination of this Agreement, the net credit or debit balance in our account, after proper charge and credit for all interim payments and receipts, shall be paid to or paid by us, provided that you in your discretion may reserve from distribution an amount to cover possible additional expenses chargeable to the several Underwriters.

         8. Liability for Future Claims. Neither any statement by you, as Representative of the Underwriters, of any credit or debit balance in our account nor any reservation from distribution to cover possible additional expenses relating to the Shares shall constitute any representation by you as to the existence or non-existence of possible unforeseen expenses or liabilities of or charges against the several Underwriters. Notwithstanding the distribution of any net credit balance to us or the termination of this Agreement or both, we shall be and remain liable for, and will pay on demand, (a) our proportionate share (based on our underwriting obligations) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters, including any liability which may be incurred by the Underwriters or any of them based on the claim that the Underwriters constitute an association, unincorporated business, partnership or any separate entity, and (b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.

         9. Stabilization. We authorize you, until the termination of this Agreement, (a) to make purchases and sales of the shares of common stock of the Company, in the open market or otherwise, for long or short account, and on such terms and at such prices as you in your discretion may deem desirable, (b) in arranging for sales of Shares, to over-allot, and (c) either before or after the termina tion of this Agreement, to cover any short position incurred pursuant to this Section 9; subject, however, to the applicable rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934. All such purchases, sales and over-allotments shall be made for the accounts of the several Underwriters as nearly as practicable in proportion to their respective underwriting obligations; provided that our net position resulting from such purchases and sales and over-allotments shall not at any time exceed, either for long or short account, 15% of the number of Shares agreed to be purchased by us.

         If you engage in any stabilizing transactions as Representative of the Underwriters, you shall notify us of that fact. Each of us agrees to file with you, within five business days following the date of termination of such transactions, triplicate originals of a report "not as manager" on Form X-17A- 1 in accordance with the requirements of Rule 17a-2(e) under the Securities Exchange Act of 1934. You shall, as such Representative, file such reports with, and make the requisite reports on such transactions as required by, the Securities and Exchange Commission in accordance with Rule 17a-2 under the Securities Exchange Act of 1934.

         We agree to advise you, from time to time upon request until the settlement of accounts hereunder, of the number of Shares at the time retained by us unsold, and we will upon request sell to you for the accounts of one or more of the several Underwriters such number of our unsold Shares as you may designate, at the Offering Price less such amount, not in excess of the concession to Dealers, as you may determine.

         10. Open Market Transactions. We agree that except with your consent and except as herein provided upon advice from you we will not make purchases or sales on the open market or otherwise or attempt to induce others to make purchases or sales, either before or after the purchase of the Shares, of any shares of common stock of the Company, and prior to the completion (as defined in Rule 10b-6 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of our participation in the distribution, we will otherwise comply with Rule 10b-6. Nothing in this Section 10 contained shall prohibit us from acting as broker or agent in the execution of unsolicited orders of customers for the purchase or sale of any securities of the Company.

         11. Blue Sky. Prior to the initial offering by the Underwriters, you will inform us as to the states under the respective securities or Blue Sky laws of which it is believed that the Shares have been qualified or are exempt for sale, but you do not assume any responsibility or obligation as to the accuracy of such information or as to the right of any Underwriter or Dealer to sell the Shares in any jurisdiction. We authorize you, if you deem it unadvisable in arranging sales of Shares for our account hereunder to sell any of our Shares to any particular Dealer or other buyer because of the securities or Blue Sky laws of any jurisdiction, to sell our Shares to one or more other Underwriters at the Offering Price less, in the case of a sale to a Dealer, such amount, not in excess of the concession to Dealers thereon, as you may determine. The transfer tax on any such sales among Underwriters shall be treated as an expense and charged to the respective accounts of the several Underwriters in proportion to their respective underwriting obligations.

         12. Default by Underwriters. Default by one or more Underwriters in respect of their obligations under the Underwriting Agreement shall not release us from any of our obligations. In case of such default by one or more Underwriters, you are authorized to increase, pro rata with the other nondefaulting Underwriters, the number of Shares which we shall be obligated to purchase from the Company, provided that the aggregate amount of all such increases for all non-defaulting Underwriters shall not exceed 10% of the Shares, and, if the aggregate number of the Shares not taken up by such defaulting Underwriters exceeds such 10%, you are further authorized, but shall not be obligated, to arrange for the purchase by other persons, who may include yourselves, of all or a portion of the Shares not taken up by such Underwriters. In the event any such increases or arrangements are made, the respective numbers of Shares to be purchased by the non-defaulting Underwriters and by any such other person or persons shall be taken as the basis for the underwriting obligations under this Agreement, but this shall not in any way affect the liability of any defaulting Underwriters to the other Underwriters for damages resulting from such default.

         In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any shares of common stock purchased by you for their respective accounts pursuant to Section 9 hereof, or to deliver any such shares of common stock sold or over- allotted by you for their respective accounts pursuant to any provisions of this Agreement, and to the extent that arrangements shall not have been made by you for other persons to assume the obligations of such defaulting Underwriter or Underwriters, each non-defaulting Underwriter shall assume its proportionate share of the aforesaid obligations of each such defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefor.

         13. Termination of Agreement. Unless earlier terminated by you, the provisions of Sections 2, 3, 4, 6, 9 and 10 of this Agreement shall, except as otherwise provided therein, terminate thirty full business days after the effective date of the Registration Statement herein referred to, but may be extended by you for an additional period or periods not exceeding thirty full business days in the aggregate. You may, however, terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to us.

         14. General Position of the Representative. In taking action under this Agreement, you shall act only as agent of the several Underwriters. Your authority as Representative of the several Underwriters shall include the taking of such action as you may deem advisable in respect of all matters pertaining to any and all offers and sales of the Shares, including the right to make any modifications which you consider necessary or desirable in the arrangements with

Dealers or others. You shall be under no liability for or in respect of the value of the Shares or the validity or the form thereof, the Registration Statement, the Prospectus, the Underwriting Agreement or other instruments executed by the Company or others; or for or in respect of the issuance, transfer or delivery of any of the Shares; or for the performance by the Company or others of any agreement on its or their part; nor shall you as such Representative or otherwise be liable under any of the provisions hereof or for any matters connected herewith, except for want of good faith, and except for any liability arising under the Securities Act of 1933; and no obligation not expressly assumed by you as such Representative herein shall be implied from this Agreement. In representing the Underwriters hereunder, you shall act as the Representative of each of them respectively. Nothing herein contained shall constitute the several Underwriters partners with you or with each other, or render any Underwriter liable for the commitments of any other Underwriter, except as otherwise provided in Section 12 hereof. The commitments and liabilities of each of the several Underwriters are several in accordance with their respective underwriting obligations and are not joint.

         15. Acknowledgment of Registration Statement, etc. We hereby confirm that we have examined the Registration Statement (including all amendments thereto) relating to the Shares as heretofore filed with the Securities and Exchange Commission, that we are familiar with the amend ment to the Registration Statement and the final form of Prospectus proposed to be filed, that we are willing to accept the responsibilities of an underwriter thereunder, and that we are willing to proceed as therein contemplated. We further confirm that the statements made under the heading "Underwriting" in such proposed final form of Prospectus are correct and we authorize you so to advise the Company on our behalf. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any amendment or amendments to the Registration Statement and of any amended Prospectus promptly, if and when received by you, but the making of such changes and amendments shall not release us or affect our obligations hereunder or under the Underwriting Agreement.

         16. Indemnification. Each Underwriter, including you, agrees to indemnify and hold harmless each other Underwriter and each person who controls any other Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended, to the extent of their several commitment under the Underwriting Agreement and upon the terms that such Underwriter agrees to indemnify and hold harmless the Company as set forth in Section 6.02 of the Underwriting Agreement. The agreement contained in this Section 16 shall survive any termination of this Agreement Among Underwriters.

         17. Capital Requirements. We confirm that our ratio of aggregate indebtedness to net capital is such that we may, in accordance with and pursuant to Rule 15c3-1, promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, agree to purchase the number of Shares we may be obligated to purchase under any provision of the Underwriting Agreement or this Agreement.

                                       9-

         18. Miscellaneous. We have transmitted herewith a completed Underwriters' Questionnaire on the form thereof supplied by you. Any notice hereunder from you to us or from us to you shall be deemed to have been duly given if sent by registered mail, telegram, teletype, telex, telecopier, graphic scan, or other written form of telecommunication to us at our address as set forth in the Underwriting Agreement, or to Berthel Fisher & Company Financial Services, Inc. at 100 Second Street S.E., Cedar Raids, Iowa 5240, and to Westport Resources Investment Services, Inc. at 315 Post Road West, Westport, Connecticut 06880.


         We understand that you are each members in good standing of the NASD. We hereby confirm that we are a member in good standing of the NASD who agrees to comply with all applicable rules of the NASD, including without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and [ ] of the NASD's Rules of Fair Practice or, if we are not such a member, we are a foreign dealer not eligible for membership in the NASD (a) who hereby agree to make no sales within the United States, its territories or its possessions (except that we may participate in Group Sales under Section 3 above) or to persons who are citizens thereof or residents therein, and, in making sales to comply with the above-mentioned interpretations in [ ] of the above-mentioned
Article III, as if we were an NASD member and [ ] as it applies to a non-member broker or dealer in a foreign country, and (b) who in connection with sales and offers to sell Stock made by us outside the United States, (i) we either furnish to each person to whom any such sale or offer is made a copy of the then current Preliminary Prospectus or the Prospectus (as then amended or supplemented if the Company shall have furnished amendments or supplements thereto), as the case maybe, or inform such person that such Preliminary Prospectus or Prospectus will be available upon request, and (ii) will furnish to each person to whom any such sale or offer is made such prospectus, advertisement or other offering document containing information relating to the Stock or the Company as may be required under the law of the jurisdiction in which such sale or offer is made. Any prospectus, advertisement or other offering document furnished by us to any person in accordance with clause (b)(ii) of the preceding sentence and any such additional material as we may furnish to any person (i) shall comply in all respects with the law of the jurisdiction in which it is so furnished; (ii) shall be prepared and so furnished at our sole risk and expense; and (iii) shall not contain information relating to the Stock or the Company which is inconsistent in any respect with the information contained in the then current Preliminary Prospectus or in the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), as the case may be.



         This instrument may be signed by the Underwriters in various counterparts which together shall constitute one and the same agreement among all the Underwriters and shall become effective upon execution. In no event, however, shall we have any liability under this Agreement if the Underwriting Agreement is not executed.

         Please confirm that the foregoing correctly states the understanding between us by


                                      10-
signing and returning to us a counterpart hereof.

                                        Very truly yours,

                                        BERTHEL FISHER & COMPANY FINANCIAL
                                        SERVICES, INC., as Attorney- in-Fact for the several Underwriters named in
                                        Schedule I to the Underwriting Agreement



                                        By: __________________________________
                                            Thomas J. Berthel, Chairman

               CONFIRMATION PAGE FOR AGREEMENT AMONG UNDERWRITERS


Confirmed as of the date first above written.

BERTHEL FISHER & COMPANY FINANCIAL
SERVICES, INC.,  as Representative



By: __________________________________
         Thomas J. Berthel, Chairman




                                       11-

                                    EXHIBIT A


                             UNDERWRITING AGREEMENT

















                                      12-

                                    EXHIBIT B


                           SELECTED DEALERS AGREEMENT












                                      13-

                                    EXHIBIT C

                              ALLOCATION SCHEDULES




                       ALLOCATION OF MANAGERS' CONCESSION


Berthel Fisher & Company Financial Services, Inc.
Westport Resources Investment Services, Inc.
Marion Bass Securities Corporation



                             ALLOCATION OF WARRANTS


Berthel Fisher & Company Financial Services, Inc.
Westport Resources Investment Services, Inc.
Marion Bass Securities Corporation



                         ALLOCATION OF UNDERWRITING FEE


Berthel Fisher & Company Financial Services, Inc.
Westport Resources Investment Services, Inc.
Marion Bass Securities Corporation




                                       14-

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby irrevocably constitutes and appoints BERTHEL FISHER & COMPANY FINANCIAL SERVICES, INC. the true and lawful agents and attorneys-in-fact of the undersigned with the power and authority to execute and deliver an Agreement Among Underwriters (which Agreement Among Underwriters grants to the Representative of the Underwriters as named therein the authority to execute the Underwriting Agreement) and to otherwise act as agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the undersigned's acting as one of the Underwriters of a proposed offering of:

                                1,200,000 Shares


                                HLM DESIGN, INC.

                                  Common Shares

                           (par value $.01 per share)

with full power and authority to execute and deliver for and on behalf of the undersigned all agree ments, consents and documents in connection therewith as said agents and attorneys-in-fact, or any of them, may deem advisable. The undersigned hereby gives to said agents and attorneys-in-fact the power and authority to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact, or any of them, would have if personally acting. The undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them, or any substitute or substitutes, may do by virtue hereof.

  Duly executed at ____________________ this ______ day of __________ , 1998.





                                              ________________________________
                                              (Firm Name)


                                              By _____________________________
                                              Title: _________________________


                                       15-

                            CORPORATE ACKNOWLEDGMENT


STATE OF _________________                  )
                                            ) ss:
COUNTY OF _________________                 )


                  On this day [ ] of May, 199____, before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared _______________________________ to me known to be the identical person named in and who executed the foregoing instrument, and acknowledged that such person, as the ____________________________________ of __________________________, executed the same as the voluntary act and deed of such corporation.


                                              _________________________________
                                              Notary Public


                           PARTNERSHIP ACKNOWLEDGMENT

STATE OF _________________                  )
                                            ) ss:
COUNTY OF _________________                 )


                  On this [ ] day of May, 199____, before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared _______________________________ to me known to be the identical person named in and who executed the foregoing instrument, and acknowledged that such person, as the ____________________________________ of __________________________, executed the same as the voluntary act and deed of such partnership.


                                              _________________________________
                                              Notary Public



                                       16-


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Signing Procedure:

         As a convenience to the Underwriters, we have instituted the following procedures:

         1. All prospective Underwriters are requested to execute this Power of Attorney authorizing BERTHEL FISHER & COMPANY FINANCIAL SERVICES, INC. to sign the Agreement Among Underwriters on their behalf. Prospective underwriters are encouraged to read the Agreement Among Underwriters and related agreements carefully before returning the Power of Attorney to us as it authorizes the execution of the Agreement Among Underwriters and the Underwriting Agreement on your behalf.

         2. Prior to the anticipated signing of the Underwriting Agreement and public offering, we will notify you by telegram, teletype, telex, telecopier, graphic scan or other written form of telecommunication of your finalized underwriting obligation and the number of shares to be retained by you for sale.

         3. Unless BERTHEL FISHER & COMPANY FINANCIAL SERVICES, INC. receives written notice from you by telegram, teletype, telex, telecopier, graphic scan or other written form of telecommunication from you (whether or not you received the notice referred to in Item 2) revoking this Power of Attorney prior to the time specified in our notice referred to in Item 2, the Agreement Among Underwriters will be signed on your behalf pursuant to this Power of Attorney.

         4. We will in due course send you an executed copy (which may have facsimile or conformed signatures) of the Agreement Among Underwriters.




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